Exhibit 4.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         GLOBAL BUSINESS RESOURCES, INC.

             Under Section 242 of the Delaware General Business Law

         Global Business Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that:

         1. The name of the Corporation is Global Business Resources, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended to add the following provision at the end of Article FOURTH thereof:

                  The 9,945,000 shares of common stock of the Corporation issued and outstanding as of July 14, 2003 (but not any shares of common stock issued after July 14, 2003) are hereby combined into 397,800 shares of common stock of the Corporation so that 25 shares of common stock of the Corporation outstanding on July 14, 2003 are combined into one share of common stock of the Corporation. No fractional shares of common stock will result from the foregoing combination. Shares of common stock outstanding on July 14, 2003 eliminated by the foregoing combination shall be treated as authorized but unissued shares, and no change in the number of authorized shares of common stock or the par value of the common stock shall result from the foregoing combination.

         3. This Certificate of Amendment and the amendment of the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman and President this 23rd day of December 2003.

                                Global Business Resources, Inc.

                                /s/ Peter J. Goldstein
                                ------------------------------------------
                                Peter J. Goldstein, Chairman and President